As filed with the Securities and Exchange Commission on October 1, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 25, 2007

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Certain Officers.

As previously disclosed, in February 2007 B&G Foods’ compensation committee decided to postpone setting a participant pool and minimum per EIS distributable cash target for fiscal 2007 for B&G Foods’ 2004 Long Term Incentive Plan (2004 LTIP) until it had time to reassess the 2004 LTIP and contemplate other long term incentive programs.  The decision to postpone setting a participant pool and distributable cash target was made in light of the then pending Cream of Wheat acquisition (which was completed in February 2007) and the then proposed initial public equity offering of separately traded Class A common stock (which was completed in May 2007).  As a result, there were no awards made under the 2004 LTIP in respect of 2007.

In June 2007, the compensation committee retained an outside consultant to review the 2004 LTIP and to offer suggestions for 2007 as well as for structuring long-term incentive compensation going forward in order to promote B&G Foods’ continued growth and enhanced stockholder value.

On September 25, 2007, the compensation committee terminated the 2004 LTIP and approved a special, one-time bonus pool of $1.9 million designed to recognize the significant contributions of B&G Foods’ executive officers and certain members of senior management to the successful completion of the Cream of Wheat acquisition and the Class A common stock offering.  The size of the special, one-time bonus pool is based upon the expected attainment of certain cash flow based performance targets for fiscal 2007 and will be adjusted upwards or downwards by the compensation committee based upon actual results for fiscal 2007.  The formula used to determine the special one-time bonus pool has been designed to approximate the formula previously used under the 2004 LTIP.  The compensation committee has not yet determined which executive officers and members of senior management will receive an award or the size of any individual’s award, although it is expected that each of B&G Foods’ “named executive officers” (as defined in B&G Foods’ 2007 annual meeting proxy statement) will receive an award.

The special cash bonus awards will be paid in March 2008 after B&G Foods’ audit committee approves the company’s fiscal 2007 Annual Report on Form 10-K for filing with the Securities and Exchange Commission, but in no event later than March 15, 2008.  B&G Foods has accrued a compensation expense for 75% of the expected payments under the 2007 special bonus program and such accrual will be reflected in B&G Foods’ financial results for the quarter ended September 29, 2007.  Subject to the attainment of the fiscal 2007 performance targets, the remainder of the compensation expense relating to the special bonus awards will be accrued for during the quarter ended December 29, 2007.

The compensation committee is continuing to work with the outside consultant to structure a long-term incentive compensation program for 2008 and beyond.  It is currently anticipated that awards granted in 2008 by the compensation committee under any new long-term incentive program will be performance-based awards payable in equity.  It is not currently anticipated that any material changes will be made to B&G Foods’ existing performance-based annual bonus program other than to adjust performance targets so that awards under the annual bonus program are not impacted by the 2007 special bonus program or any new long-term incentive program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: October 1, 2007	By:	/s/ Robert C. Cantwell
Robert C. Cantwell
Executive Vice President of Finance and Chief Financial Officer